Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form S-1 of DocuSign, Inc. of our report dated September 5, 2018 relating to the financial statements of SpringCM Inc., which are contained in that prospectus. We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ BDO USA, LLP

330 N Wabash Suite 3200

Chicago, Illinois 60611

September 11, 2018